 Exhibit 99.1

Southern First Reports Results for First Quarter of 2012

Greenville, South Carolina, April  24, 2012 – Southern First Bancshares, Inc. (NASDAQ: SFST), holding company for Southern First Bank, N.A. (also doing business as Greenville First Bank), today announced that net income for the first quarter of 2012 was $688 thousand compared to $537 thousand for the first quarter of 2011.  After dividends paid to the US Treasury on preferred stock, net income available to the common shareholders was $399 thousand compared to $253 thousand for the first quarter of 2011.

2012 First Quarter Highlights

      Net income increased 28% to $688,000 during the 1st quarter of 2012 compared to the prior year

      Net interest margin for the 1st quarter of 2012 increased to 3.45%  compared to 3.18% in 2011

      Loan balances increased to $607.9 million for the 1st quarter compared to $579.6 million in March 2011

      Nonperforming assets improved to 1.79% at 1st quarter 2012 compared to 1.95% in 2011

      Core deposit balances increased $17.0 million during the 1st quarter of 2012 to $430.1 million

“We are off to an outstanding start in 2012” stated Art Seaver, the company’s CEO. “Our first quarter earnings represented the strongest quarterly earnings performance in over three years. The significant improvement in our margin, combined with the growth in noninterest income, has clearly impacted our earnings momentum.  The continued decline in nonperforming assets is encouraging as we continue to focus on reducing credit costs. The growth in loans and core deposits is a signal of the strength of our team and the improving economic conditions of our markets.”

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011
Asset Quality Ratios:
Nonperforming assets as a percentage of total assets	1.79%	1.82%	1.65%	1.73%	1.95%
Net charge-offs as a percentage of average loans (annualized)	0.62%	0.81%	0.62%	0.36%	0.51%
Allowance for loan losses as a percentage of total loans	1.51%	1.49%	1.48%	1.51%	1.45%
Allowance for loan losses as a percentage of nonperforming loans	91.55%	86.96%	94.94%	85.47%	76.56%
Capital Ratios (1):
Total risk-based capital ratio	13.39%	13.34%	13.44%	13.58%	13.35%
Tier 1 risk-based capital ratio	12.13%	12.08%	12.19%	12.33%	12.10%
Leverage ratio	9.78%	9.62%	9.84%	9.76%	9.95%
Tangible common equity (2)(3)	6.02%	5.98%	5.98%	5.84%	5.71%
Earnings ($ in thousands, except per share data):
Net income	$688	440	483	628	537
Net income to common shareholder(2)	399	152	197	343	253
Earnings per common share (2)(5)	0.10	0.04	0.05	0.09	0.06
Other ($ in thousands):
Net interest margin (tax-equivalent)(4)	3.45%	3.36%	3.36%	3.28%	3.18%
Gross loans	$607,925	598,635	591,055	577,981	579,554
Core deposits	430,073	413,090	394,621	394,179	379,617
Total deposits	566,722	562,912	554,676	556,449	560,054
Total assets	770,006	767,745	758,106	758,102	760,139
(1) March 31, 2012 ratios are preliminary.

(2) Amounts and ratios for periods prior to September 30, 2011 have been restated for a correction of an immaterial error in accounting for preferred stock and the related discount accretion, as explained below.

(3) The tangible common equity ratio is calculated as total equity less preferred stock divided by total assets.
(4) The tax-equivalent adjustment to net interest income adjusts the yield for assets earning tax-exempt income to a comparable yield on a taxable basis.
(5) Per share amounts for the 2011 periods have been restated to reflect the 10% stock dividend in 2012.

Net interest margin for the first quarter of 2012 improved to 3.45% from 3.36% for the fourth quarter of 2011, and increased 27 basis points from 3.18% for the first quarter of 2011.

During the first quarter of 2012, the company recorded total credit costs of $1.5 million compared to $1.2 million during the first quarter of 2011.  Of the $1.5 million in credit costs, $1.2 million related to the provision for loan losses while $278 thousand related to the loss on sale and management of other real estate owned.  Comparatively, the company recorded a loan loss provision of $725 thousand and expenses related to real estate owned of $492 thousand during the same period in 2011.  The company’s allowance for loan losses was $9.2 million, or 1.51%, of loans at March 31, 2012 which provides approximately 92% coverage of non-performing loans.

Noninterest income was $837 thousand and $556 thousand for the three months ended March 31, 2012 and 2011, respectively.  The increase in noninterest income during the three month period is related to increases in loan fee income, service fees on deposit accounts and a gain on the sale of investment securities.  In addition, our noninterest expense was $4.8 million and $4.5 million for the three months ended March 31, 2012 and 2011, respectively.  The increase in noninterest expense during the three month period related primarily to increased salaries and benefits expense of $359,000, partially offset by a reduction in expenses related to the sale and management of real estate owned of $278 thousand during the 2012 period, compared to expenses on real estate owned of $492 thousand during the 2011 period.

Nonperforming assets decreased to $13.8 million, or 1.79%, of total assets as of March 31, 2012 compared to $14.8 million, or 1.95%, at March 31, 2011.  Of the $13.8 million in total nonperforming assets as of March 31, 2012, nonperforming loans represent $10.1 million and other real estate owned represents $3.7 million.  During the first quarter of 2012, the company recorded $930,000 in net charge-offs, or 0.62% of average loans on an annualized basis. Classified assets improved to 43% of tier one capital plus the allowance for loan losses at March 31, 2012, representing a significant reduction from 50% at March 31, 2011.

Total loans were $607.9 million as of March 31, 2012, a $9.3 million increase compared to December 31, 2011 and a $28.4 million increase from March 31, 2011.  Core deposits increased $50.5 million to $430.1 million at March 31, 2012 compared to March 31, 2011.  The increase in retail funding continued to enable the company to reduce its wholesale funding by approximately $40 million during the last twelve month period. As a result, brokered deposits now represent only 4.5% of total funding for the bank compared to 9.7% at March 31, 2011.

Shareholders’ equity totaled $63.0 million as of March 31, 2012, a $3.2 million increase from the same period in 2011. With a tier 1 leverage ratio of 9.78% and total risk based capital ratio of 13.39%, the company’s capital ratios exceed the regulatory requirements for a “well capitalized” institution.

During the third quarter of 2011, the Company determined that it had been accounting for its preferred stock and related discount accretion in error.  All amounts and ratios related to preferred stock, discount accretion, net income (loss) to common shareholders and earnings (loss) per common share have been restated for periods prior to September 30, 2011.  The error was not material to the interim and annual financial statements.

         Financial Highlights - Unaudited

	Quarter Ended					1st Qtr
	March 31	December 31	September 30	June 30	March 31	2012-2011
(in thousands, except earnings per share)	2012	2011	2011	2011	2011	% Change
Earnings Summary
Interest income	$8,557	8,799	8,851	8,887	8,605	-0.6%
Interest expense	2,428	2,688	2,877	3,085	3,204	-24.2%
Net interest income	6,129	6,111	5,974	5,802	5,401	13.5%
Provision for loan losses	1,200	2,225	1,670	650	725	65.5%
Noninterest income	837	873	723	618	556	50.5%
Noninterest expense	4,779	4,193	4,352	4,855	4,467	7.0%
Income before provision for income taxes	987	566	675	915	765	29.0%
Income tax expense	299	126	192	287	228	31.1%
Net income	688	440	483	628	537	28.1%
Preferred stock dividends	216	216	216	216	216	0.0%
Discount accretion (2)	73	72	70	69	68	7.4%
Net income available to common shareholders (2)	$399	152	197	343	253	57.7%
Basic weighted average common shares (5)	3,839	3,821	3,821	3,821	3,813	0.7%
Diluted weighted average common shares (5)	3,880	3,841	3,935	3,909	3,901	-0.5%
Earnings per common share - Basic (2)(5)	$0.10	0.04	0.05	0.09	0.07	42.9%
Earnings per common share - Diluted (2)(5)	0.10	0.04	0.05	0.09	0.06	66.7%

	Quarter Ended					1st Qtr
	March 31	December 31	September 30	June 30	March 31	2012-2011
	2012	2011	2011	2011	2011	% Change
Balance Sheet Highlights
Assets	$770,006	767,745	758,106	758,102	760,139	1.3%
Investment securities	78,615	108,584	89,040	93,865	69,184	13.6%
Loans	607,925	598,635	591,055	577,980	579,554	4.9%
Allowance for loan losses	9,196	8,925	8,751	8,719	8,388	9.6%
Other real estate owned	3,733	3,686	3,262	2,934	3,873	-3.6%
Noninterest bearing deposits	83,459	68,985	61,647	57,737	50,421	65.5%
Interest bearing deposits	483,263	493,927	493,028	498,712	509,633	-5.2%
Total deposits	566,722	562,912	554,675	556,449	560,054	1.2%
Other borrowings	122,700	122,700	122,700	122,700	122,700	0.0%
Junior subordinated debentures	13,403	13,403	13,403	13,403	13,403	0.0%
Shareholders’ equity	63,006	62,540	61,868	60,755	59,796	5.4%
Common Stock
Book value per common share (2)(5)	$12.06	12.02	11.87	11.59	11.37	6.1%
Stock price (5):
High	7.36	7.21	9.48	7.73	7.81	-5.8%
Low	6.09	5.51	6.18	6.92	6.16	-1.1%
Period end	6.85	6.50	6.27	7.73	7.26	-5.7%
Other
Return on average assets (6)	0.36%	0.23%	0.26%	0.33%	0.29%	24.1%
Return on average equity (6)	4.34%	2.79%	3.12%	4.13%	3.64%	19.2%
Loans to deposits	107.27%	106.35%	106.56%	103.87%	103.48%	3.7%
Efficiency ratio (7)	65.28%	61.78%	64.89%	66.81%	66.73%	-2.2%
Team members	114	113	111	113	106	7.5%

(2) Amounts and ratios for periods prior to September 30, 2011 have been restated for a correction of an immaterial error in accounting for preferred stock and the related discount accretion, as explained above.

(5) Per share amounts for the 2011 periods have been restated to reflect the 10% stock dividend in 2012.
(6) Annualized based on quarterly net income.
(7) Noninterest expense divided by the sum of net interest income and noninterest income, excluding real estate activity and gain on sale of investments.

        Asset quality measures - Unaudited

	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
(dollars in thousands)	2012	2011	2011	2011	2011
Nonperforming Assets
Commercial
Owner occupied RE	$699	1,061	983	800	1,204
Non-owner occupied RE	1,090	1,745	740	1,423	3,095
Construction	1,047	1,314	1,288	1,310	1,377
Commercial business	515	503	976	2,315	2,615
Consumer
Real estate	618	476	1,134	1,085	1,129
Home equity	263	386	385	487	399
Construction	-	-	-	-	-
Other	-	-	4	21	6
Nonaccruing troubled debt restructurings	5,812	4,779	3,708	2,760	1,131
Total nonaccrual loans	10,044	10,264	9,218	10,201	10,956
Other real estate owned	3,733	3,686	3,262	2,934	3,873
Total nonperforming assets	$13,777	13,950	12,480	13,135	14,829
Nonperforming assets as a percentage of:
Total assets	1.79%	1.82%	1.65%	1.73%	1.95%
Total loans	2.27%	2.33%	2.11%	2.27%	2.56%
Accruing troubled debt restructurings	$6,661	7,429	6,591	6,118	529

		Quarter Ended
	March 31	December 31 2011	September 30	June 30	March 31
	2012		2011	2011	2011
Allowance for Loan Losses
Balance, beginning of period	$8,925	8,751	8,719	8,388	8,386
Loans charged-off	(942)	(2,175)	(1,654)	(385)	(724)
Recoveries of loans previously charged-off	13	124	16	66	1
Net loans charged-off	(929)	(2,051)	(1,638)	(319)	(723)
Provision for loan losses	1,200	2,225	1,670	650	725
Balance, end of period	$9,196	8,925	8,751	8,719	8,388
Allowance for loan losses to gross loans	1.51%	1.49%	1.48%	1.51%	1.45%
Allowance for loan losses to nonperforming loans	91.55%	86.96%	94.94%	85.47%	76.56%
Net charge-offs to average loans (annualized)	0.62%	1.36%	1.11%	0.22%	0.51%

AVERAGE YIELD/RATE - Unaudited
	Quarter Ended
	March 31	December 31	September 30	June 30	March 31
	2012	2011	2011	2011	2011
	Yield/Rate(8)
Interest-earning assets
Federal funds sold	0.26%	0.22%	0.23%	0.24%	0.23%
Investment securities, taxable	2.08%	2.03%	2.46%	2.93%	2.44%
Investment securities, nontaxable	4.76%	4.88%	4.82%	5.22%	5.43%
Loans	5.34%	5.45%	5.59%	5.76%	5.71%
Total interest-earning assets	4.80%	4.82%	4.96%	5.00%	5.04%
Interest-bearing liabilities
NOW accounts	0.71%	0.80%	0.95%	1.08%	1.30%
Savings & money market	0.45%	0.59%	0.78%	0.83%	0.83%
Time deposits	1.63%	1.77%	1.83%	1.97%	2.15%
Total interest-bearing deposits	1.05%	1.20%	1.34%	1.48%	1.64%
Note payable and other borrowings	3.48%	3.49%	3.69%	3.77%	3.77%
Junior subordinated debentures	2.88%	2.66%	2.55%	2.60%	2.60%
Total interest-bearing liabilities	1.57%	1.67%	1.82%	1.94%	2.08%
Net interest spread	3.23%	3.15%	3.14%	3.06%	2.96%
Net interest income (tax equivalent) / margin	3.45%	3.36%	3.36%	3.28%	3.18%
(8) Annualized for the respective three month periods.

About Southern First Bancshares

Southern First Bancshares, Inc., Greenville, South Carolina is a registered bank holding company incorporated under the laws of South Carolina.  The Company consists of Southern First Bank, N.A., the 7th largest bank headquartered in South Carolina; which also does business as Greenville First Bank, N.A. in Greenville County.  Since 1999 Southern First Bancshares has been providing financial services and now operates in six locations in the Greenville and Columbia markets of South Carolina.  Southern First Bancshares has assets of approximately $770 million and its stock is traded in the NASDAQ Global Market under the symbol SFST.  More information can be found at www.southernfirst.com.

FORWARD-LOOKING STATEMENTS

Certain statements in this news release contain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to future plans and expectations, and are thus prospective.  Such forward-looking statements include but are not limited to (1) statements with respect to our expectations regarding the Company’s net interest margin that are not historical facts, and (2) other statements identified by words such as “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “targets,” and “projects,” as well as similar expressions.  Such statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.  Although we believe that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate.  Therefore, we can give no assurance that the results contemplated in the forward-looking statements will be realized.  The inclusion of this forward-looking information should not be construed as a representation by our company or any person that the future events, plans, or expectations contemplated by our company will be achieved.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statements: (1) competitive pressures among depository and other financial institutions may increase significantly and have an effect on pricing, spending, third-party relationships and revenues; (2) the strength of the United States economy in general and the strength of the local economies in which we conduct operations may be different than expected resulting in, among other things, a deterioration in the credit quality or a reduced demand for credit, including the resultant effect on the company’s loan portfolio and allowance for loan losses; (3) the rate of delinquencies and amounts of charge-offs, the level of allowance for loan loss, the rates of loan growth, or adverse changes in asset quality in our loan portfolio, which may result in increased credit risk-related losses and expenses; (4) changes in the U.S. legal and regulatory framework; and (5) adverse conditions in the stock market, the public debt market and other capital markets (including changes in interest rate conditions) could have a negative impact on the company.  Additional factors that could cause our results to differ materially from those described in the forward-looking statements can be found in our reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the SEC and available at the SEC’s Internet site (http://www.sec.gov).  All subsequent written and oral forward-looking statements concerning the company or any person acting on its behalf is expressly qualified in its entirety by the cautionary statements above.  We do not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

FINANCIAL CONTACT: MIKE DOWLING  864-679-9070

MEDIA CONTACT: ART SEAVER  864-679-9010

WEB SITE: www.southernfirst.com